UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2007
ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-02199 (Commission File Number)	39-0126090 (I.R.S. Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
Registrant’s telephone number, including area code: (713) 369-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 9, 2007, Strata Directional Technology, Inc. (the “Company”), a wholly-owned subsidiary of Allis-Chalmers Energy Inc. (“Parent”), entered into a new employment agreement (the “Agreement”) with David K. Bryan, President and Chief Executive Officer of the Company, effective July 1, 2007. The term of the Agreement is for three years. Pursuant to the Agreement, Mr. Bryan is entitled to an annual base salary of $250,000 and will be eligible for an annual incentive bonus up to a maximum of 100% of his base salary if the Company achieves certain performance goals. Under the Agreement, Mr. Bryan will also receive a $1,000 monthly car allowance.
     If Mr. Bryan’s employment is terminated without Cause (as defined in the Agreement) or if he resigns within a six month period of being Constructively Terminated (as defined in the Agreement), he will receive (i) his unearned salary for the remainder of the Agreement, (ii) compensation for accrued, unused vacation as of the date of termination and (iii) any further compensation that may be provided by the terms of any benefit plans in which he participates and the terms of any outstanding equity grants.
     The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

10.1	Employment Agreement between Company and David K. Bryan, effective July 1, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.
Date: July 13, 2007	By:	/s/ Theodore F. Pond III
		Name:	Theodore F. Pound III
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement between Company and David K. Bryan, effective July 1, 2007.